Notice Regarding Quarterly Distribution

                  FIRST TRUST ENHANCED EQUITY INCOME FUND (FFA)

The closed-end fund listed above has declared a distribution payable on June 30, 2017, to shareholders of record as of June 26, 2017, with an ex-dividend date of June 22, 2017. This Notice is meant to provide you information about the sources of your Fund's distributions. You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of its Managed Distribution Plan.

The following tables set forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date for the Fund from the following sources: net investment income ("NII"); net realized short-term capital gains ("STCG"); net realized long-term capital gains ("LTCG"); and return of capital ("ROC"). These estimates are based upon information projected through June 30, 2017, are calculated based on a generally accepted accounting principles ("GAAP") basis and include the prior fiscal year-end undistributed net investment income. The amounts and sources of distributions are expressed per common share.

                                                                                                                            5 YEAR
                                                                                                              ANNUALIZED     AVG.
                               TOTAL                                                                           CURRENT      ANNUAL
                              CURRENT         CURRENT DISTRIBUTION ($)           CURRENT DISTRIBUTION (%)     DIST. RATE    TOTAL
 FUND      FUND     FISCAL    DISTRIBU- ------------------------------------  ------------------------------  AS A % OF     RETURN
TICKER    CUSIP    YEAR END     TION      NII       STCG    LTCG    ROC (2)     NII    STCG    LTCG   ROC (2)   NAV (3)   ON NAV (4)
------- --------- ---------- ---------- --------  -------  -------  --------  ------  ------  ------  ------  ----------  ----------
 FFA    337318109 12/31/2017  $0.2850   $0.0526   --        --       $0.2324  18.45%   --     --      81.55%     7.08%      12.20%

                                                                                                              CUMULATIVE
                                TOTAL                                                                         FISCAL YTD  CUMULATIVE
                             CUMULATIVE       CUMULATIVE DISTRIBUTIONS           CUMULATIVE DISTRIBUTIONS     DISTRIBU-   FISCAL YTD
                             FISCAL YTD            FISCAL YTD ($)                     FISCAL YTD (%)            TIONS       TOTAL
 FUND      FUND     FISCAL    DISTRIBU- ------------------------------------  ------------------------------  AS A % OF     RETURN
TICKER    CUSIP    YEAR END   TIONS (1)    NII     STCG     LTCG    ROC (2)    NII     STCG    LTCG   ROC (2)   NAV (3)   ON NAV (4)
------- --------- ---------- ---------- --------  -------  -------  --------  ------  ------  ------  ------  ----------  ----------
 FFA    337318109 12/31/2017  $0.5350   $0.0987   --        --       $0.4363  18.45%   --     --      81.55%     3.32%      7.62%


(1)   Includes the most recent quarterly distribution paid on June 30, 2017.

(2) The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

(3)   Based on Net Asset Value ("NAV") as of May 31, 2017.

(4)   Total Returns are through May 31, 2017.

The amounts and sources of distributions reported in this Notice are only The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes. You should not use this Notice as a substitute for your Form 1099-DIV.


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First Trust Advisors L.P. Contact:
     Don Swade (630) 765-8661